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                                                                EXHIBIT 24.01(h)

                               POWER OF ATTORNEY




    KNOW ALL PERSONS BY THESE PRESENTS, that Kelly Ashton Sant Albano, a director of General Host Corporation, a New York corporation (the "Corporation"), hereby constitutes and appoints Harris J. Ashton, James R. Simpson, Robert M. Lovejoy, Jr. and J. Theodore Everingham, and each of them (with full power to each of them to act alone), her true and lawful attorney-in-fact and agent, for her and on her behalf and in h name, place and stead, to sign, execute and affix his name thereto and file the Corporation's Annual Report on Form 10-K for the fiscal year ended January 28, 1996 with the Securities and Exchange Commission and any other appropriate authority, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 28th day of March, 1996.





                                                   Kelly Ashton Sant Albano
                                                ------------------------------
                                                   Kelly Ashton Sant Albano